SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2001

ILLINI CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State or other jurisdiction	(Commission file Numbers)	(IRS Employer Identification No.)
of incorporation)

3200 West Iles Avenue, Springfield, Illinois	62707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (217) 787-5111

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Mr. Charles Delano and Ms. Cathleen Sweeten, directors of Illini Corporation, resigned from the Company's Board of Directors at a special meeting held on April 27, 2001. Mr. Delano gave as reasons for his resignation opinions regarding the wisdom of the adoption by the Company of a Shareholders Rights Plan; the Company's employment agreement with its President; local hearsay about the prices received and paid by the Company for branch sales and purchase of financial institutions; and, the assertion that the Company's directors had entered into a "voting trust" as a result of its merger in 1999 with Farmers State Bank of Camp Point. Ms. Sweeten gave no reasons for her resignation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c)   Exhibits        (None)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

Dated: May 8, 2001	By:	/s/ Burnard K. McHone
President